    As filed with the Securities and Exchange Commission on December 30, 1998

                   Registration Statement No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 F O R M    S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


              Pennsylvania                               23-6216339
      ------------------------------                -------------------
     (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                Identification No.)


                        The Bellevue, 200 S. Broad Street
                        Philadelphia, Pennsylvania 19102
                                 (215) 875-0700
       ----------------------------------------------------------------
               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                     Qualified Employee Share Purchase Plan
                     --------------------------------------
                            (Full title of the plan)

                                 Jeffrey A. Linn
                        Senior Vice President & Secretary
                    Pennsylvania Real Estate Investment Trust
                        The Bellevue, 200 S. Broad Street
                        Philadelphia, Pennsylvania 19102
                        --------------------------------
                     (Name and address of agent for service)


                                 (215) 875-0700
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                  Please send copies of all communications to:
                             Howard A. Blum, Esquire
                           Drinker Biddle & Reath LLP
                              1345 Chestnut Street
                      Philadelphia, Pennsylvania 19107-3496

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                                           Proposed
                                                                            maximum
                                                                           aggregate
    Title of Securities to                                                 Offering             Amount of
        be registered              Amount to be registered (1)(2)          Price (2)         registration fee
-------------------------------------------------------------------------------------------------------------
Shares of Beneficial Interests
      ($1.00 par value)                   82,000 shares                 $1,624,625.00             $451.65
-------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the highest and lowest selling prices of the Company's shares of beneficial interest on December 28, 1998 as reported on the New York Stock Exchange Composite Transactions Tape.

         PART I
         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         (Not required to be filed as part of this Registration Statement)



         PART II
         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.


         The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1997, filed on November 28, 1997, as amended by Form 10-K/A-1 filed on December 15, 1997.

         2. The description of the Company's Shares of Beneficial Interest contained in the Registration Statement on Form 8-A/12(b)/A-1 dated November 13, 1997 filed on November 13, 1997 (amended December 17, 1997).

         3. The Company's definitive proxy statement for the Annual Meeting of Shareholders on December 16, 1997, filed on November 18, 1997.

         4. The Company's definitive proxy statement for its Special Meeting of Shareholders on September 29, 1997, filed on August 28, 1997.

         5. The Company's Reports on Form 10-Q for the four month period ending December 31, 1997, dated February 17, 1998, filed February 17, 1998; for the three month period ending December 31, 1997, dated February 17, 1998, filed February 17, 1998 (amended February 19, 1998); for the three month period ending March 31, 1998, dated March 31, 1998, filed May 15, 1998; for the three month period ending June 30, 1998, dated June 30, 1998, filed August 14, 1998; and for the three month period ending September 30, 1998, dated September 30, 1998, filed November 13, 1998.

         6. The Company's Reports on Form 8-K dated October 14, 1997 filed on October 14, 1997; December 16, 1997 filed on December 17, 1997; dated December 17, 1997 filed on December 22, 1997; dated December 2, 1997 filed on January 6, 1998; dated December 31, 1997 filed on November 9, 1998; dated August 7, 1998 filed on August 13, 1998 (amended September 29, 1998); dated September 17, 1998 filed on October 2, 1998 (amended November 9, 1998); and dated August 27, 1998 filed on October 9, 1998 (amended November 9, 1998).

         All documents filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to termination of the offering of all Shares to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document.

Item 4.  Description of Securities.
                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Sylvan M. Cohen, Chairman of the Board of Trustees of the Trust, is counsel to Drinker Biddle & Reath LLP, which is counsel to the Company. As of the date of this Registration Statement, Mr. Cohen is the beneficial owner of 679,336 shares of beneficial interest in the Company.

Item 6.  Indemnification of Directors and Officers.

         The Company's Trust Agreement, as amended, provides that (a) no Trustee shall be personally liable for monetary damages for any action, or any failure to take action, except that a Trustee shall remain personally liable for monetary damages to the same extent that a director of a Pennsylvania business corporation remains liable under the provisions of 15 Pa. C.S. Section 1713, and
(b) no officer who performs his duties in good faith, in a manner reasonably believed to be in the best interests of the Company and with such care, skill and diligence as a person of ordinary diligence would use will not be liable by reason of having been an officer of the Company.

         The Company's Trust Agreement provides that every Trustee and officer shall be entitled as of right to be indemnified by the Company against reasonable expense (including attorney's fees) and any liability, loss, judgment, excise tax, fine, penalties, and settlements paid or incurred by such person in connection with an actual (whether pending or completed) or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person's being or having been a Trustee or officer of the Company or by reason of the fact that such person is or was serving in any capacity at the request of the Company as a trustee, director, officer, employee, agent, partner, fiduciary or other representative or another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other entity; provided, however, that no such right of indemnification shall exist with respect to an action brought by a Trustee or officer against the Company and further provided that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by the final judgment of a court of competent jurisdiction to have constituted willful misconduct or recklessness. The Trust Agreement further provides that such right to indemnification shall be contractual in nature and shall include the right to be paid in advance the expenses incurred in connection with such proceedings; provided, however, that such advance payments must be made in accordance with applicable law and must be accompanied by an undertaking by or on behalf of such Trustee or officer to repay all amounts so advanced if it is ultimately determined that such Trustee or officer is not entitled to be indemnified under the Trust Agreement.

         The Company's By-laws require the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, including actions by or in the right of the Company, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving while a director or officer of the Company at the request of the Company as a director, officer, employee, agent, fiduciary or other representative or another corporation for profit or not-for-profit, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The Company's By-laws also provide that such right to indemnification shall be contractual in nature and shall include the right to be paid the expenses (including attorneys fees) incurred in defending any action or proceeding in advance of the final disposition of such action or proceeding upon receipt by the Company of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that the person is not entitled to indemnification.

         In addition, the Trust Agreement and Pennsylvania law permit the Company to provide similar indemnification to employees, agents and other persons who are not Trustees or officers. Pennsylvania law also permits indemnification in connection with a proceeding brought by or in the right of the Company to procure a judgment in its favor and requires indemnification in certain cases where the Trustee or officer is the prevailing party. Certain of the employment agreements the Company has entered into with its officers provide for indemnification for such officer. Generally, these contracts require the Company to indemnify the officer to the fullest extent permitted under the Trust Agreement. The Operating Partnership Agreement also provides for indemnification of the Company, the Trustees and the Company's officers for any and all actions with respect to the Operating Partnership; provided, however, that the Operating Partnership will not indemnify such parties for (i) willful misconduct or knowing violation of the law; (ii) any action where the covered person received an improper personal benefit in violation or breach of the Operating Partnership Agreement; (iii) any violation of the Operating Partnership Agreement or (iv) any liability such person may have to the Operating Partnership under certain documents delivered in the TRO Transaction. The Company currently maintains insurance for its Trustees and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Trustees, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

         Reference is made to Item 9 of this Registration Statement for additional information regarding indemnification of directors and officers.


Item 7.  Exemption from Registration Claimed.

                No restricted securities are being reoffered or resold pursuant to this Registration Statement.



Item 8.  Exhibits.

4               Qualified Employee Share Purchase Plan

5               Opinion of Drinker Biddle & Reath LLP.

23.1 Consent of Arthur Andersen LLP (Independent Public Accountant of the Company).

23.2 Consent of Ernst & Young LLP (Independent Auditors of Lehigh Valley Associates)

23.3 Consent of Zelenkofske Axelrod and Co., Ltd. (Independent Auditors of Oxford Valley Road Associates)

23.4            Consent of Drinker Biddle & Reath LLP (Included in Exhibit 5).

25              Powers of Attorney (See Signature Page).


Item 9.  Undertakings

         1.     Undertakings Required by Regulation S-K Item 512(a)

                The undersigned Registrant hereby undertakes as follows:

                (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table on the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2.     Undertakings Required by Regulation S-K Item 512(b).

                The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3.     Undertakings Required by Regulation S-K Item 512(h).

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on December 22, 1998.

                                PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


                                By:  /s/ Jonathan B. Weller
                                   -------------------------------------------
                                         Jonathan B. Weller,
                                         President and Chief Operating Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, does hereby constitute and appoint RONALD RUBIN, SYLVAN M. COHEN and JONATHAN B. WELLER, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, resubstitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name                                      Capacity                                                         Date
-------------------------------           ------------------------------------------------                 -----------------
/s/  Sylvan M. Cohen                      Chairman of the Board and Trustee                                December 22, 1998
------------------------
     Sylvan M. Cohen

/s/  Ronald Rubin                         Chief Executive Officer and Trustee                              December 22, 1998
------------------------
     Ronald Rubin

/s/  Jonathan B. Weller                   President, Chief Operating Officer and Trustee                   December 22, 1998
------------------------
     Jonathan B. Weller

/s/  William R. Dimeling                  Trustee                                                          December 22, 1998
------------------------
      William R. Dimeling

--------------------------
     Rosemarie B. Greco                   Trustee                                                          December __, 1998

/s/  Lee H. Javitch                       Trustee                                                          December 22, 1998
-----------------------------
     Lee H. Javitch

/s/  Leonard I. Korman                    Trustee                                                          December 22, 1998
------------------------
      Leonard I. Korman

/s/  Jeffrey P. Orleans                   Trustee                                                          December 22, 1998
------------------------
     Jeffrey P. Orleans

/s/  George F. Rubin                      Trustee                                                          December 22, 1998
------------------------
     George F. Rubin

/s/  Edward A. Glickman                   Executive Vice President and Chief Financial Officer             December 22, 1998
--------------------------
     Edward A. Glickman

/s/  Dante J. Massimini                   Senior Vice President - Finance and Treasurer (Chief             December 22, 1998
-------------------------                 Accounting Officer)
     Dante J. Massimini

                                  EXHIBIT INDEX




Exhibit
Number          Description
------          -----------

 4              Qualified Employee Share Purchase Plan

 5              Opinion of Drinker Biddle & Reath LLP

 23.1 Consent of Arthur Andersen LLP (Independent Public Accountants of the Company)

 23.2 Consent of Ernst & Young LLP (Independent Auditors of Lehigh Valley Associates)

 23.3 Consent of Zelenkofske Axelrod and Co., Ltd (Independent Auditors of Oxford Valley Road Associates)

 23.4           Consent of Drinker Biddle & Reath LLP (included in Exhibit 5)

 24             Powers of Attorney - Included on signature page.